CERTIFICATE OF TRUST OF
                              BSC CAPITAL TRUST III




         The undersigned Trustees of BSC Capital Trust III (the "Trust"), pursuant to the Delaware Business Trust Act (12 Del.C. ss.3801, et seq.), HEREBY
CERTIFY:

                  1. Name. The name of the business trust formed hereby is BSC Capital Trust III.

                  2. Delaware Trustee. The name and business address of the Delaware Trustee of the Trust in the State of Delaware is Chase Manhattan Bank Delaware, 1201 North Market Street, Wilmington, New Castle County, Delaware 19801, Attn: Corporate Trust Administration.

                  IN WITNESS WHEREOF, the undersigned being all of the Trustees of the Trust, have executed this Certificate of Trust as of the 29th day of September, 1998


                                       DELAWARE TRUSTEE:

                                       Chase Manhattan Bank Delaware


                                       By: /S/ John J. Cashin
                                           --------------------------
                                           Name: John J. Cashin
                                           Title: Trust Officer


                                       TRUSTEE


                                          /S/ Paul W. Sandman
                                         ----------------------------
                                         Name: Paul W. Sandman



                                       TRUSTEE

                                          /S/ Janet M. Kelly
                                         ----------------------------
                                         Name: Janet M. Kelly